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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 2/4/2021

Utilicraft Aerospace Industries, INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	333-128758	20-1990623
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

401 Ryland Street, Suite 200-A Reno, Nevada	89502
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code (214) 418-6940

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(a) Item 2.06, Material Impairments;

Effective February 4th, 2021, Utilicraft Aerospace Industries, Inc. is working on updating the filings and moving towards a U.S. Reporting: SEC Reporting current information status, and OTCBB “Current Status”. We will be submitting the past two form 10k’s and the form 10-Q and believe this will bring the company back to current status. The company has begun the steps to redomicile to Wyoming from Nevada which should be completed in the next two weeks. We are excited to be bringing the company back to a current status and start generating revenues to help increase shareholder value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utilicraft Aerospace Industries, Inc.

Date: 2/4/2021	By:	/s/ Edward I. Vakser
	Name	Edward I. Vakser
	Title	Chairman/CEO, President, Director,
Corporate Secretary and Treasurer

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